Exhibit 4.1

USA Real Estate Property Bond Investor Agreement

The following terms constitute a binding agreement (“Agreement”) between you, as an Investor (“Investor,” “you”) and USA Opportunity Income Fund, Inc., a Puerto Rican corporation, and any subsidiary of USA Opportunity Income Fund, Inc., (collectively “USA Real Estate,” “we,” or “us”). This Agreement will govern all purchases of USA Real Estate Bonds (the “USA Real Estate Bonds”) that you may, from time to time, make from USA Real Estate. Prior to completing your purchase of USA Real Estate Bonds, by executing this Agreement, you acknowledge you have reviewed the Terms of Use (“Terms of Use”), the Privacy Policy (“Privacy Policy”), and the Frequently Asked Questions (“FAQs”) on the website (“USA Real Estate Website”) of USA Real Estate at www.usarealestatebonds.com and the website (“Platform Website”) of the platform of Novation Solutions Inc. dba Dealmaker (the “Technology Agent”) at www.XXXXXXX.com (collectively, the “Websites”). By signing electronically below, you agree that you have read these documents and agree to the following terms, together with the Terms of Use, consent to our Privacy Policy, agree to transact business with us and receive communications relating to the USA Real Estate Bonds electronically, and agree to have any dispute with us resolved by binding arbitration. All terms not otherwise defined herein shall have the same meaning as in the USA Real Estate Bond.

In consideration of the covenants, agreements, representations, and warranties hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1. Purchase of USA Real Estate Bonds. Subject to the terms and conditions of this Agreement, we will provide you with the opportunity to purchase USA Real Estate Bonds with minimum denominations of $1,000 through the platform of Technology Agent. At the time you commit to purchase a USA Real Estate Bond, you must have sufficient funds to complete the purchase, and you will not have access to those funds after you make a purchase commitment. Your commitment to purchase USA Real Estate Bonds pursuant to the terms and conditions of this Agreement will be made by you through an acceptance of this Agreement on the Platform Website at www.XXXXXX.com. Such acceptance is binding upon you.

2. Issuance. Each time you purchase a USA Real Estate Bond, it will be issued immediately. Upon our receipt of your payment of the purchase price, your USA Real Estate Bond will begin bearing interest on the average daily balance at the interest rate stated on the USA Real Estate Bond.

3. Terms of the USA Real Estate Bonds. Each USA Real Estate Bond shall have the terms and conditions described in the USA Real Estate Bond issued by USA Real Estate, a copy of which is attached to this Agreement as Exhibit A and incorporated herein by such reference.

The USA Real Estate Bonds shall be issued by USA Real Estate. USA Real Estate Bonds are unsecured, general obligations of USA Real Estate. You understand that you are NOT investing in, nor taking on direct financial risk of, any particular USA Real Estate borrower(s). The payments made by USA Real Estate on your USA Real Estate Bonds will be made to you regardless of whether any particular USA Real Estate borrower(s) makes timely or consistent loan payments.

USA Real Estate Bonds may be purchased by both accredited investors (as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and non-accredited investors. Generally, we place no limit on the amount of USA Real Estate Bonds which may be purchased by an accredited investor. Pursuant to Rule 251(d)(2)(C) of the Securities Act, however, non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth and non-natural, non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

NO ENTITY OR PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS AGREEMENT OR THE OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USA REAL ESTATE.

4. Your Covenants and Acknowledgements.

You understand and acknowledge the following:

(a) The USA Real Estate Bonds have not been registered under the Securities Act, or under the securities act of any other jurisdiction, nor is any such registration contemplated. The USA Real Estate Bonds will be offered and sold under the exemption provided by Section 3(b)(2) of the Securities Act and Regulation A promulgated thereunder pursuant to an offering statement on Form 1-A including the offering circular which forms a part thereof and the supplements and post-qualification amendments thereto (collectively, the “Offering Circular”) filed with the U.S. Securities and Exchange Commission (“SEC”) available at: WWW.SEC.GOV and other exemptions of similar import in the laws of the states and other jurisdictions where the offering will be made. You have received and have had the opportunity to review the Offering Circular provided to you. Neither the SEC nor any state securities commission has passed upon the merits of or given its approval of any securities offered or the terms of the offering nor passed upon the accuracy or completeness of any Offering Circular or other selling literature. Any representation to the contrary is a criminal offense. The USA Real Estate Bonds are being offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered thereunder are exempt from registration.

(b) INVESTMENT IN THE USA REAL ESTATE BONDS IS HIGHLY RISKY AND YOU MAY LOSE ALL YOUR INVESTMENT. THESE ARE SPECULATIVE SECURITIES. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. BEFORE PURCHASING A USA REAL ESTATE BOND, YOU SHOULD REVIEW THE RISK DISCLOSURES AND OTHER TERMS OF THE SECURITIES OFFERING AVAILABLE IN THE USA REAL ESTATE FORM 1-A OFFERING STATEMENT ON THE SEC’S EDGAR FILINGS DATABASE AT HTTP://WWW.SEC.GOV.

(c) THE USA REAL ESTATE BONDS DO NOT REPRESENT AN OWNERSHIP INTEREST IN ANY SPECIFIC USA REAL ESTATE LOANS, THEIR PROCEEDS, OR THEIR ASSETS. YOU UNDERSTAND THAT THE USA REAL ESTATE BONDS ARE UNSECURED GENERAL OBLIGATIONS OF USA REAL ESTATE ONLY AND NOT ANY USA REAL ESTATE BORROWER.

(d) YOU HAVE NO RIGHT, AND SHALL NOT, MAKE ANY ATTEMPT, DIRECTLY OR THROUGH ANY THIRD-PARTY, TO COLLECT FROM BORROWERS. ALL AGREEMENTS AND OBLIGATIONS RELATING TO YOUR USA REAL ESTATE BONDS ARE BETWEEN YOU AND USA REAL ESTATE AND NOT WITH USA REAL ESTATE’S THIRD-PARTY BORROWERS.

(e) YOU UNDERSTAND THAT AS USA REAL ESTATE HAS A LIMITED OPERATING HISTORY, AND IS IN THE EARLY STAGES OF DEVELOPMENT, WE FACE INCREASED RISKS, UNCERTAINTIES, EXPENSES, AND DIFFICULTIES, WHICH COULD IMPACT YOUR INVESTMENT.

(f) PLEASE SEE THE OFFERING CIRCULAR AND OUR OTHER FILINGS WITH THE SEC WHICH ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV FOR CERTAIN RISK DISCLOSURES REGARDING YOUR INVESTMENT IN THE USA REAL ESTATE BONDS.

(g) THE USA REAL ESTATE BONDS WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE, NOR DO WE HAVE PLANS TO ESTABLISH ANY KIND OF TRADING PLATFORM TO ASSIST INVESTORS WHO WISH TO SELL THEIR USA REAL ESTATE BONDS. THERE IS NO PUBLIC MARKET FOR THE USA REAL ESTATE BONDS, AND NONE IS EXPECTED TO DEVELOP.

(h) THE USA REAL ESTATE BONDS WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF PUERTO RICO.

(i) USA REAL ESTATE BONDS ARE TRANSFERRABLE FREE OF CHARGE.

(j) WE WILL ISSUE THE USA REAL ESTATE BONDS ONLY IN ELECTRONIC FORM. INVESTORS WILL BE REQUIRED TO HOLD THEIR USA REAL ESTATE THROUGH OUR TRANSFER AGENT’S ELECTRONIC BOND REGISTER.

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(k) USA REAL ESTATE HAS INCURRED NET LOSSES IN THE PAST AND EXPECTS TO INCUR NET LOSSES IN THE FUTURE.

(l) IF THE SECURITY OF OUR INVESTORS’ CONFIDENTIAL INFORMATION STORAGE SYSTEMS IS BREACHED OR OTHERWISE SUBJECTED TO UNAUTHORIZED ACCESS, YOUR SECURE INFORMATION MAY BE STOLEN.

(m) THE USA REAL ESTATE WILL NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL INDEBTEDNESS, INCLUDING INDEBTEDNESS SECURED BY OUR ASSETS.

You and USA Real Estate agree that the USA Real Estate Bonds are intended to be indebtedness of USA Real Estate for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the USA Real Estate Bonds for tax, accounting, or other purposes, unless required by law. You further acknowledge that the USA Real Estate Bonds will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended. You acknowledge that you are prepared to bear the risk of loss of your entire purchase price for any USA Real Estate Bonds you purchase.

5. Your Acknowledgments, Representations, Warranties, and Covenants.

(a) You represent and warrant (i) at the time of the purchase of USA Real Estate Bonds that you are an accredited investor (as that term is defined in the Securities Act), or if you are not an accredited investor, you will not invest more than the greater of 10% of your annual income or net worth (for natural persons) or revenue or net assets for your most recently completed fiscal year end (if a non-natural person), (ii) that you satisfy any additional minimum financial suitability standards applicable to the state in which you reside, and (iii) that you covenant that you will abide by the maximum investment limits, as set forth below or as may be set forth on the Websites. You agree to provide any additional documentation reasonably requested by us, as may be required by the securities administrators or regulators of the federal government or of any state, to confirm that you meet such minimum financial suitability standards and have satisfied any maximum investment limits. You understand that the USA Real Estate Bonds will not be listed on any securities exchange, that there will be no trading platform for the USA Real Estate Bonds, and that USA Real Estate Bond purchasers should be prepared to hold the USA Real Estate Bonds they purchase until the Maturity Date of the USA Real Estate Bonds.

(b) You further represent and warrant to USA Real Estate, as of the date of this Agreement and as of any date that you commit to purchase USA Real Estate that: (i) you have the power to enter into and perform your obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by you and (iii) in connection with this Agreement, you have complied in all material respects with application federal, state and local laws.

(c) You should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. You represent that the amounts invested by you in the USA Real Estate Bonds were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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6. USA Real Estate Bonds Representations and Warranties. USA Real Estate represents and warrants to you, as of the date of this Agreement and as of any date that you commit to purchase USA Real Estate Bonds, that: (a) it is duly organized and validly existing as a corporation in good standing under the laws of Puerto Rico and has the requisite corporate power to enter into and perform its obligations under this Agreement; (b) this Agreement has been duly authorized, executed, and delivered; (c) the USA Real Estate Bonds have been duly authorized and, following payment of the purchase price by you and electronic execution, authentication, and delivery to you, will constitute valid and binding obligations of USA Real Estate Bonds enforceable in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, or other laws; and (d) USA Real Estate Bonds has complied in all material respects with applicable federal, state, and local laws in connection with the offer and sale of the USA Real Estate Bonds.

7. No Advisory Relationship. YOU ACKNOWLEDGE AND AGREE THAT THE PURCHASE AND SALE OF THE USA REAL ESTATE BONDS PURSUANT TO THIS AGREEMENT IS AN ARMS-LENGTH TRANSACTION BETWEEN YOU AND USA REAL ESTATE. USA REAL ESTATE IS NOT AN INVESTMENT ADVISER OR BROKER/DEALER. IN CONNECTION WITH THE PURCHASE AND SALE OF THE USA REAL ESTATE BONDS, USA REAL ESTATE IS NOT ACTING AS YOUR AGENT OR FIDUCIARY. USA REAL ESTATE ASSUMES NO ADVISORY OR FIDUCIARY RESPONSIBILITY IN YOUR FAVOR IN CONNECTION WITH THE PURCHASE AND SALE OF THE USA REAL ESTATE BONDS. USA REAL ESTATE HAS NOT PROVIDED YOU WITH ANY LEGAL, ACCOUNTING, REGULATORY, INVESTMENT OR TAX ADVICE WITH RESPECT TO THE USA REAL ESTATE BONDS. YOU HAVE CONSULTED YOUR OWN LEGAL, ACCOUNTING, REGULATORY, INVESTMENT AND/OR TAX ADVISORS TO THE EXTENT YOU HAVE DEEMED APPROPRIATE.

8. Limitations on Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE, OR LOCAL TAX LIABILITY OF THE OTHER.

9. Further Assurances. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

10. Consent to Electronic Transactions and Disclosures. Because USA Real Estate operates only on the Internet, it is necessary for you to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Platform Website or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to you or our rights, obligations, or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

Electronic Communications. Any Disclosures will be provided to you electronically through XXXXXX.com either on Websites or via electronic mail to the verified email address you provided. If you require paper copies of such Disclosures, you may write to us at the mailing address provided below and a paper copy will be sent to you.

Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions, and hardware capable of running this software.

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How to Contact Us regarding Electronic Disclosures. You can contact us via email at suppport@XXXXX.com or in writing to USA Opportunity Income Fund, Inc., 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901.

You will keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered email address changes, you must notify us of the change by sending an email to suppport@XXXXX.com or calling (800) 305-5310. You also agree to update your registered residence address and telephone number on the USA Real Estate Website if they change.

You will print a copy of this Agreement for your records. You agree and acknowledge that you can access, receive, and retain all Disclosures electronically sent via email or posted on the Platform Website.

11. Notices. All notices, requests, demands, required disclosures, and other communications to you from USA Real Estate will be transmitted to you only by email to the email address you have registered on the USA Real Estate Website or will be posted on the USA Real Estate Website, and shall be deemed to have been duly given and effective upon transmission or posting. If your registered email address changes, you must notify USA Real Estate promptly. You also agree to promptly update your registered residence/mailing address on the USA Real Estate Website if you change your residence. You shall send all notices or other communications required to be given hereunder to USA Real Estate via email at support@XXXXXXXX.com or in writing to USA Opportunity Income Fund, Inc., 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901. You may call USA Real Estate at (800) 305-5310, but calling may not satisfy your obligation to provide notice hereunder or otherwise preserve your rights.

12. Miscellaneous. We reserve the right to make changes to this Agreement from time to time, and we will send or post electronic notice of such changes with ten days of the change(s). You understand and agree that these terms are subject to change.

The terms of this Agreement shall survive until the USA Real Estate Bonds purchased by you are repaid by USA Real Estate on the Maturity Date. The parties stipulate that there are no third-party beneficiaries to this Agreement. You may not assign, transfer, sublicense, or otherwise delegate your rights or responsibilities under this Agreement to any person without prior written consent from USA Real Estate. Any such assignment, transfer, sublicense, or delegation in violation of this section shall be null and void. This Agreement shall be governed by the laws of Puerto Rico without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by USA Real Estate to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time subsequent to the date hereof, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.

13. Notice of Dispute Resolution by Binding Arbitration and Class Action/Class Arbitration Waiver.

(a) IMPORTANT: PLEASE READ CAREFULLY. THE FOLLOWING PROVISION (“ARBITRATION PROVISION”) CONSTITUTES A BINDING AGREEMENT THAT LIMITS CERTAIN RIGHTS, INCLUDING YOUR RIGHT TO OBTAIN RELIEF OR DAMAGES THROUGH COURT ACTION OR AS A MEMBER OF A CLASS. THAT MEANS THAT, IN THE EVENT THAT YOU HAVE A COMPLAINT AGAINST USA REAL ESTATE THAT THE USA REAL ESTATE IS UNABLE TO RESOLVE TO YOUR SATISFACTION, YOU AND USA REAL ESTATE AGREE TO RESOLVE YOUR DISPUTE THROUGH BINDING ARBITRATION OR SMALL CLAIMS COURT, INSTEAD OF THROUGH COURTS OF GENERAL JURISDICTION OR THROUGH A CLASS ACTION. BY ENTERING INTO THIS AGREEMENT, YOU AND USA REAL ESTATE ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY AND TO PARTICIPATE IN ANY CLASS ACTION, EXCEPT IN CASES THAT INVOLVE PERSONAL INJURY. THE ARBITRATION PROVISION AND THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION IS NOT INTENDED TO BE DEEMED A WAIVER BY YOU OF OUR COMPLIANCE WITH THE EXCHANGE ACT AND SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION, CLASS ACTION WAIVER AND JURY WAIVER PROVISIONS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

(b) “Claim” shall mean any dispute or controversy arising out of or relating to this Agreement, your use of the Websites, and/or the transactions, activities, or relationships that involve, lead to, or result from any of the foregoing, (except for cases pending in Small Claims Court as provided in Section 13(h) below, or claims for personal injury). Claims include, but not limited to breach of contract, fraud, misrepresentation, express or implied warranty, and equitable, injunctive, or declaratory relief, as well as claims relating to loan servicing, credit/collections, and securities matters, regardless of the originating source (common law, statute, constitution, regulation, etc.). Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise and include those brought by or against your assigns, heirs, or beneficiaries.

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(c) Either party to this Agreement has the right to require binding arbitration as the sole and exclusive forum and remedy for resolution of a claim between you and USA Real Estate. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”). The procedure shall be governed by the AAA Commercial Rules, and the parties stipulate that the laws of Puerto Rico applies, without regard to conflict-of-law principles. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to controlling law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply. Arbitration shall take place in San Juan, Puerto Rico, within the U.S. District Court for the District of Puerto Rico, or in such location as agreed upon by the parties.

(d) Absent agreement among the parties, the presiding arbitrator shall determine how to allocate the fees and costs of arbitration among the parties according to the administrator’s rules or in accordance with controlling law if contrary to those rules. Each party shall bear the expense of that party’s attorneys, experts, and witnesses, regardless of which party prevails in the arbitration, unless controlling law provides a right for the prevailing party to recover fees and costs from the other party. Notwithstanding the foregoing, if the arbitrator determines that your claim is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), we shall not be required to pay any fees or costs of the arbitration proceeding, and any previously paid fees or costs shall be reimbursed by you.

(e) If the amount in controversy exceeds $50,000, any party may appeal the arbitrator’s award to a three-arbitrator panel within thirty (30) days of the final award. Additionally, in the event of such an appeal, any opposing party may cross-appeal within thirty (30) days after notice of the appeal. The three-arbitrator panel may consider all of the evidence and issue a new award, and the panel does not have to adopt or give any weight to the first arbitrator’s findings of fact or conclusion. This is called “de novo” review. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(f) The parties agree that this Arbitration Provision is made pursuant to a transaction between you and USA Real Estate that involves and affects interstate commerce and therefore shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by the law of Puerto Rico, subject to the limitations set forth in this Agreement. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The parties also agree that the proceedings shall be confidential to protect intellectual property rights.

(g) IF YOU DO NOT AGREE TO THE TERMS OF THIS ARBITRATION AGREEMENT, YOU MAY OPT OUT OF THIS ARBITRATION PROVISION BY SENDING AN ARBITRATION OPT-OUT NOTICE TO USA REAL ESTATE OPPORTUNITIES INCOME, INC., 404 AVE CONSTITUCION # 208, SAN JUAN, PUERTO RICO 00901, THAT IS RECEIVED AT THIS ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THIS FORM. YOUR OPT-OUT NOTICE MUST CLEARLY STATE THAT YOU ARE REJECTING ARBITRATION; IDENTIFY THE AGREEMENT TO WHICH IT APPLIES BY DATE; PROVIDE YOUR NAME, ADDRESS, AND SOCIAL SECURITY NUMBER; AND BE SIGNED BY YOU. YOUR MAY CONVEY THE OPT-OUT NOTICE BY U.S. MAIL OR ANY PRIVATE MAIL CARRIER (E.G. FEDERAL EXPRESS, UNITED PARCEL SERVICE, DHL EXPRESS, ETC.), SO LONG AS IT IS RECEIVED AT THE ABOVE MAILING ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THE TERMS OF THIS AGREEMENT. IF THE NOTICE IS SENT BY A THIRD PARTY, SUCH THIRD PARTY MUST INCLUDE EVIDENCE OF HIS OR HER LEGAL AUTHORITY TO SUBMIT THE OPT-OUT NOTICE ON YOUR BEHALF. IF YOUR OPT-OUT NOTICE IS NOT RECEIVED WITHIN THIRTY (30) DAYS, YOU WILL BE DEEMED TO HAVE ACCEPTED ALL TERMS OF THIS ARBITRATION AGREEMENT.

(h) USA Real Estate agrees not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration.

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(i) This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any USA Real Estate Bond which you own, or any amounts owed on such USA Real Estate Bond, to any other person or entity. If any portion of this Arbitration Provision other than the prohibitions on class arbitration in Sections 13(a) and 13(h) is deemed invalid or unenforceable under any law or statute consistent with the FAA, it shall not invalidate the other provisions of this Arbitration Provision or this Agreement; if the prohibition on class arbitration is deemed invalid, however, then this entire Arbitration Provision shall be null and void.

(j) THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, OR ANY OTHER AGREEMENTS RELATED THERETO.

14. Entire Agreement. Except as otherwise expressly provided herein, this Agreement represents the entire agreement between you and USA Real Estate regarding the subject matter hereof and supersedes all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between us. IF THERE IS A DISCREPANCY BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF THE USA REAL ESTATE PROPERTY BOND, THE TERMS OF THE USA REAL ESTATE PROPERTY BOND SHALL PREVAIL.

15. Headings. All section headings herein are inserted for convenience only and do not modify or affect the meaning, construction, or interpretation of any of the provisions of this Agreement.

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Exhibit A

FORM OF USA REAL ESTATE BOND

$[●]	Dated: [̜●]

FOR VALUE RECEIVED, the undersigned, USA Opportunity Income Fund, Inc., a Puerto Rican corporation, (the “Maker”), PROMISES TO PAY to the order of [●] (together with its successors and assigns, the “Payee”) the principal sum of [●] ($[●]), together with interest at the rate specified below. This USA Real Estate Bond (the “Bond”) is being issued pursuant to the terms of the USA Real Estate Bond Investor Agreement of even date herewith by and between the Maker and the Payee.

1. Principal and Term. The Outstanding Principal Balance (as defined herein) shall be due and payable on December 31, 2031 (the “Maturity Date”). The term “Outstanding Principal Balance” means, as of any date of determination, the principal amount of this Bond that remains unpaid.

2. Interest.

(a) Calculation; Payment of Interest. Simple interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 7% per annum from the date that the purchase funds have cleared. Simple interest shall be computed on the basis of a year consisting of 360 days, with interest payable monthly in arrears on the last day of each month and continuing on the last day of each month until the Maturity Date.

(b) Payment of Outstanding Principal Balance. Payments of the Outstanding Principal Balance will be credited by Maker to Payee’s Account on or prior to the repayment of the Bond on the Maturity Date. Upon credit of the Outstanding Principal Balance to the Payee’s Account, the Outstanding Principal Balance shall be deemed paid in full.

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3. Repayment Request by Payee. Payee may request repayment of this Bond beginning in the first month after the second anniversary of the date of purchase of this Bond by the Payee. Maker will have 120 days from the date of receipt of such notice from Payee to repay the Bond at a price per Bond equal to 88% of par value for a request by Payee made after the second anniversary and up to the fourth anniversary of the date of purchase of this Bond or 90% of par value for a request by Payee made after the fourth anniversary of the date of purchase of this Bond. Aggregate repayments to Payee in any given 3-month period will be limited to 3.5% of the amount of all outstanding bonds of the Maker and the Maker will have no obligation to fulfill the repayment request of Payee, if, in the Maker’s sole discretion, Maker does not have sufficient funds available to fund the requested repayment.

7.       Repayment Upon Death, Disability or Bankruptcy. Within 60 days of the death, total permanent disability or bankruptcy of Payee who is a natural person, the estate of the Payee, the Payee, or legal representative of the Payee may request that the Maker repurchase, in whole but not in part and without penalty, the this Bond held by the Payee by delivering to the Maker a written notice requesting this Bond be repaid. Any such request shall specify the particular event giving rise to the right of the Payee to have this Bond repaid. If this Bond is held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Payee upon the death of the spouse, or (ii) the disabled or bankrupt Payee (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event this Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Maker repurchase this Bond unless each Payee has been affected by such an event.

Upon receipt of repayment request in the event of death, total permanent disability or bankruptcy of the Payee, the Maker will designate a date for the repayment of this Bond, which date shall not be later than 120 days after the Maker receive facts or certifications establishing to the reasonable satisfaction of the Maker supporting the right of Payee to be repaid. On the designated date, the Maker will repay this Bond at a price per Bond that is equal to all accrued and unpaid interest, to but not including the date on which the Bond is repaid, plus the then outstanding principal amount of this Bond. Notwithstanding the foregoing, Maker will have no obligation to fulfill this repayment request, if, in its sole discretion, Maker determines that it does not have sufficient funds available to fund the requested repayment.

8.       Redemption at the Option of the Maker. The Maker has the right, in its sole discretion, to redeem all or part of this Bond at any time after the second anniversary of the first sale of the bonds of the Maker. If the Maker chooses to redeem a specific amount of outstanding bonds, the Maker will make an offer to each bondholder for their pro-rata share of the redemption amount. Any redemption will occur at a price equal to 102% of the par value of the bonds redeemed plus any accrued and unpaid interest. If the Maker plans to redeem this Bond, the Maker is required to give notice of redemption to Payee not less than 5 days nor more than 60 days prior to any redemption date to the Payee’s address appearing in the securities register maintained by the transfer agent.

9.       Unsecured. This Bond is not secured by any mortgage, lien, pledge, charge, financing statement, security interests, hypothecation, or other security device of Maker of any type, and is a general obligation of the Maker.

7. Events of Default. If any one of the following events shall occur and be continuing (each, an “Event of Default”): (i) the Maker shall fail to pay as and when due in accordance with the terms hereof any Outstanding Principal Balance or accrued but unpaid interest on this Bond, and such failure shall continue for five (5) business days after the Maker has received notice thereof from the Payee; or (ii) the Maker shall file a petition for relief or commence a proceeding under any bankruptcy, insolvency, reorganization or similar law (or its governing board shall authorize any such filing or the commencement of any such proceeding), have any liquidator, administrator, trustee or custodian appointed with respect to it or any substantial portion of its business or assets, make a general assignment for the benefit of creditors or generally admit its inability to pay its debts as they come due; then in any such event the Payee may, by notice to the Maker, declare the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon to be immediately due and payable, whereupon this Bond and all such accrued interest shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker. Notwithstanding the foregoing, if any event described in clause (ii) above shall occur, the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker.

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8. Binding Effect; Assignment. This Bond shall be binding upon the Maker and its successors and inure to the benefit of the Payee and its successors and assigns. The obligations of the Maker under this Bond may not be delegated to or assumed by any other party, and any such purported delegation or assumption shall be null and void.

9. Miscellaneous.

(a) Both the Outstanding Principal Balance and interest are payable in lawful money of the United States of America. If any payment due hereunder falls on a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required to close under applicable law, such payment shall be payable on the next succeeding business day, with interest accruing thereon until the date of payment thereof.

(b) If Maker shall fail to pay any amount payable hereunder on the due date therefor, Maker shall pay all costs of collection, including, but not limited to, attorney’s fees and expenses, incurred by Payee on account of such collection.

(c) The Maker waives presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor and nonpayment). The Maker shall pay the Payee all sums which are payable pursuant to the terms of this Bond without setoff, recoupment or deduction of any kind or for any reason whatsoever.

(d) No delay on the part of the Payee in exercising any option, power or right hereunder, shall constitute a waiver thereof, nor shall the Payee be estopped from enforcing the same or any other provision at any later time or in any other instance. No waiver of any of the terms or provisions of this Bond shall be effective unless in writing, duly signed by the party to be charged. This Bond shall not be modified except by a writing signed by both the Maker and the Payee.

(e) This Bond shall be governed by and construed in accordance with the internal laws of Puerto Rico, without giving effect to principles of conflict of laws.

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IN WITNESS WHEREOF, the Maker has caused this Bond to be duly executed as of the date first above written.

USA Opportunity Income Fund, Inc.

By:
Name:
Title:

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